Exhibit 99.1

Inception Growth Acquisition Limited Announces Listing Transfer to the Nasdaq Capital Market

New York, NY, May 07, 2024 (GLOBE NEWSWIRE) -- Inception Growth Acquisition Limited (Nasdaq: IGTA) (the “Company”) announced today that it has received approval from the Nasdaq Stock Market LLC (“Nasdaq”) to list its securities on the Nasdaq Capital Market. The securities will be transferred from the Nasdaq Global Market to the Nasdaq Capital Market at the opening of business on May 8, 2024. The Company’s common stock, units, warrants and rights will continue to trade under the symbols “IGTA”, “IGTAU”, “IGTAW” and “IGTAR” respectively and trading of its securities will be unaffected by this transfer.

About Inception Growth Acquisition Limited

Inception Growth Acquisition Limited is a blank check company incorporated under the laws of Delaware whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact

Inception Growth Acquisition Limited
Investor Relationship Department
(315) 636-6638